Exhibit 99.1

ATRM HOLDINGS ANNOUNCES $4 MILLION CREDIT FACILITY FOR ITS MODULAR
CONSTRUCTION BUSINESS AND OUTLOOK FOR 2016

St. Paul, Minn (2/25/16) – ATRM Holdings, Inc. (OTCQX: ATRM) today announced that its wholly-owned subsidiaries KBS Builders and Maine Modular Haulers, comprising its KBS modular construction business, have entered into a loan agreement with Gerber Finance Inc. providing them with a credit facility with borrowing availability of up to $4,000,000. Availability under the loan agreement is based on a formula tied to the borrowers’ eligible accounts receivable, inventory, equipment and real estate.

Dan Koch, President and Chief Executive Officer of ATRM, said, “The modular construction industry places significant working capital demands on manufacturers, and this credit facility will help KBS in all areas of its operations. The timing for the credit facility complements recent changes implemented at KBS. We have replaced an outdated ERP system with a much better product more suited to the demands of our business, and, most importantly, hired new management with extensive manufacturing experience to help maintain our focus on quality, efficiency, and reducing costs.”

ATRM also discussed its outlook for 2016. Matt Mosher, General Manager of KBS Builders, said, “We are seeing more activity from our residential builders in terms of quoting and drawing requests than we did during the past winter months, which we believe to be leading indicators of future orders. We expect strong orders during the spring 2016 building season. In addition, we recently signed contracts on two new commercial projects and have two other major projects expected to be signed soon.”

Dan Koch said, “The first quarter of the year is typically the weakest revenue quarter due to the slowdown in construction activity in the winter months in the Northeast due to the weather. We expect revenues to increase into Q2 and the second half of the year. We also expect revenues and operating margins to improve in 2016 versus 2015. We have previously stated that when both of KBS’s factories are operating at full capacity, KBS is capable of generating annual revenues of $40 million and operating profit margins of 5-10%. We have a goal of attaining the lower end of this profit margin range by year-end 2016 and we expect further improvement in 2017 assuming normal market conditions. In addition, we continue to look for acquisitions, and are excited about our new relationship with Gerber Finance and believe this relationship can grow further over time.”

About ATRM Holdings, Inc.

ATRM Holdings, Inc. (OTCQX: ATRM), through its wholly-owned subsidiaries KBS Builders, Inc. and Maine Modular Haulers, Inc., manufactures modular housing units for commercial and residential applications. ATRM is based in St. Paul, Minnesota, with facilities in South Paris and Waterford, Maine. ATRM’s website is www.atrmholdings.com.

Forward-Looking Statements

This press release may contain “forward-looking statements”, as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in the Company’s business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “intend”, “continue”, or “believe”, or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. These forward-looking statements are based upon assumptions and assessments that the Company believes to be reasonable as of the date hereof. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond the Company’s control. Actual results, factors, developments, and events may differ materially from those the Company assumed and assessed. Risks, uncertainties, contingencies, and developments, including those discussed in the Company’s filings with the Securities and Exchange Commission, could cause the Company’s future operating results to differ materially from those set forth in any forward-looking statement. There can be no assurance that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

Contact:	Paul Askegaard
ATRM Holdings, Inc.
(651) 704-1812

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